March 16, 2004







Koppers Inc.
436 Seventh Avenue
Pittsburgh, PA 15219-1800


              Re: Koppers Inc. 9 7/8% Senior Secured Notes due 2013

Ladies and Gentlemen:

     We have acted as counsel to Koppers Inc., a Pennsylvania corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer set forth in the Registration Statement (the "Exchange Offer"), pursuant to which $320,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2013 (the "Exchange Securities") of the Company will be issued under the Indenture between the Company and JP Morgan Chase Bank, as Trustee, dated as of October 15, 2003 (the "Indenture") for a like principal amount of the Company's outstanding 9 7/8% Senior Secured Notes due 2013. The Exchange Securities will be fully and unconditionally guaranteed (the "Exchange Guarantees") on a senior secured basis by each of the companies listed on Schedule A (the "Guarantors").

     We have examined such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinions expressed below.

     We advise you that, in our opinion:

          (a) The Exchange Guarantees of each of World-Wide Ventures Corp., a Delaware corporation, Koppers Concrete Products, Inc., a Delaware corporation, Concrete Partners, Inc., a


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     Delaware corporation, Koppers Industries of Delaware, Inc., a Delaware
     corporation, and Koppers Redemption, Inc., a Delaware corporation (collectively, the "Delaware Guarantors") have been duly authorized, executed and delivered by such Delaware Guarantors and, assuming the Exchange Securities are issued, executed, authenticated and delivered by the Company in accordance with the terms of the Indenture and the Exchange Offer, and the due organization or incorporation of the Company, and assuming the due authorization, execution and delivery of the Exhange Guarantees by Koppers Investment Subsidiary Pty Ltd., an Australian corporation, Koppers Australia Pty Ltd., an Australian corporation, Koppers Wood Products Pty Ltd., an Australian corporation, Koppers Carbon Material & Chemicals Pty Ltd., an Australian corporation, Continental Carbon Australia Pty Ltd., an Australian corporation, Koppers Shipping Pty Ltd., an Australian corporation, and Koppers Australia Holding Company Pty Ltd., an Australian corporation (collectively, the "Non-Delaware Guarantors"), as well as the due organization or incorporation of the Non-Delaware Guarantors, and assuming the due authorization, execution and delivery of the Indenture by the Company and the Non-Delaware Guarantors, the Exchange Securities and the Exchange Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and each such Guarantor, respectively, in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the federal laws of the United States of America. We note that (a) Reed Smith LP, Counsel of the Company, has rendered an opinion to the Company, dated as of March 15, 2004, as to the due incorporation of the Company and the due authorization of the Exchange Securities by the Company and (b) Baker McKenzie, special counsel to the Company, has rendered an opinion to the Company, dated as of March 15, 2004, as to the due organization of the Non-Delaware Guarantors and the due authorization of the Exchange Guarantees by the Non-Delaware Guarantors.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,






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                                   Schedule A
                                   ----------

World-Wide Ventures Corp., a Delaware corporation
Koppers Concrete Products, Inc., a Delaware corporation
Concrete Partners Inc., a Delaware corporation
Koppers Industries of Delaware, Inc., a Delaware corporation
Koppers Redemption, Inc., a Delaware corporation
Koppers Investment Subsidiary Pty Ltd., an Australian corporation
Koppers Australia Pty Ltd., an Australian corporation
Koppers Wood Products Pty Ltd., an Australian corporation
Koppers Carbon Material & Chemicals Pty Ltd., an Australian corporation Continental Carbon Australia Pty Ltd., an Australian corporation
Koppers Shipping Pty Ltd., an Australian corporation
Koppers Australia Holding Company Pty Ltd., an Australian corporation